UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-183886	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2013, Ignyta, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers identified on Schedule A thereto (collectively, the “Purchasers”), which provides for the issuance and sale by the Company to the Purchasers in a private placement offering of an aggregate of 1,270,096 shares of the Company’s common stock (collectively, the “Shares”) at a purchase price per share of $6.00 (the “Private Placement”). The Private Placement closed on November 29, 2013. The aggregate gross proceeds to the Company from the Private Placement were approximately $7.6 million, and after deducting for placement agent and other offering fees and expenses, the aggregate net proceeds from the Private Placement are expected to be approximately $6.8 million.

National Securities Corporation (“National Securities”) acted as the placement agent for the Private Placement. In consideration for its placement agent services, the Company has paid to National Securities aggregate fees of approximately $611,372 and agreed to reimburse National Securities for certain of its legal and other expenses related to the Private Placement.

In connection with the Private Placement, the Purchasers became parties to and bound by that certain registration rights agreement, dated November 6, 2013 (the “Registration Rights Agreement”), by and among the Company and certain purchasers in the Company’s prior private placement offering that closed on November 6, 2013 (such offering, the “Prior Private Placement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission within 45 days after November 6, 2013 one or more registration statements relating to the resale of certain of its securities, including the Shares and the shares of its common stock issued and sold in the Prior Private Placement.

The issuance and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Shares were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Purchasers represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and that it has sufficient investment experience to evaluate the risks of the investment; neither the Company nor National Securities used any advertising or general solicitation in connection with the issuance and sale of the Shares; and the Shares were issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy the Shares.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each document. Copies of the Securities Purchase Agreement and the Registration Rights Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Company’s press release announcing the Private Placement issued on December 3, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Securities Purchase Agreement, dated November 27, 2013, by and among Ignyta, Inc. and the purchasers signatory thereto.
10.2	Form of Registration Rights Agreement, dated November 6, 2013, by and among Ignyta, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2013).
99.1	Press Release, dated December 3, 2013, issued by Ignyta, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2013	IGNYTA, INC.

	By:	/s/ Jonathan Lim, M.D.
	Name:	Jonathan Lim, M.D.
	Title:	President, Chief Executive Officer

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